                                                          Exhibit 23(a)



                        Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Pacific Gateway Exchange, Inc. and subsidiaries on Form S-8, of our report dated February 19, 1997, with respect to the consolidated financial statements and financial statement schedule of Pacific Gateway Exchange, Inc. and subdsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, 1994, included in the Company's Annual Report on Form 10-K.




                                         COOPERS & LYBRAND L.L.P.



San Francisco, California
April 9, 1997



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